UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST AFFECTIVE AMENDMENT

No. 3 to FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KOLASCO CORP.
(Exact name of registrant as specified in its charter)

Nevada	7380	33-1221962
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

1005-63 Callowhill Dr.,

Toronto, ON, M9R 3L6

Telephone: (713) 353-8834  Facsimile: (713) 353-4601
(Address and telephone number of principal executive offices)

Incorp Services, Inc.
2360 Corporate Circle, Suite 400
Henderson, Nevada 89074-7722
Telephone: (702) 866-2500  Facsimilie: (702) 866-2689
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

            Large accelerated filer   |__|                                           Accelerated filer                                   |__|

            Non-accelerated filer     |__|                                           Smaller reporting company                     | X |

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

On September 19, 2012, the U.S. Securities and Exchange Commission declared effective the registration statement on Form S-1 (the “Registration Statement”) filed by Kolasco Corp. (the “Company”).  The Company is filing this post-effective amendment to the Registration Statement for the purpose of updating its financial statements and related disclosures.

PROSPECTUS

KOLASCO CORP

48,000,000 SHARES

COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 5-9.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.03 per share. Sales price for the duration of the offering from the selling shareholders will be fixed for the duration of the offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We are a development stage company with nominal operations. As a result, our company is considered a shell company under Rule 405 of the Securities Act and. All of our selling shareholders are underwriters and sales price to the public is fixed for the duration of the offering.

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an "emerging growth company" under the Jumpstart Our Business Startups ("JOBS") Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1.

on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2.

on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3.

on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4.

the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto."

2

A "large accelerated filer" is an issuer that, at the end of its fiscal year, meets the following conditions:

1.

it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;

2.

It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

3.

It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1.

Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2.

Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3.

Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4.

Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5.

The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

The Date Of This Prospectus Is: June 4, 2014

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4

Summary

Prospective investors are urged to read this prospectus in its entirety.

OUR BUSINESS

We are a development stage company.  We have generated $800 in revenues and incurred $45,758 in operating expenses during the period from inception to February 28, 2014.

We are in the business of translation and interpretation.  The company will undertake translation and interpretation projects for various fields from business, economics, to science issues.  All operating projects are customer tailored with four working languages: English, Spanish, Russian, and Ukrainian.

In our translation projects we utilize Human Translation and Machine Translation--computer software translation.  Our Machine Translation is performed by special computer translation software: MT PROMT SYSTEM.  Our Machine Translation analyzes sentences based on the grammar rules of the language and translates the words and phrases in the context of the original document.

Because the Machine Translation is not perfect we supplement it with Human Translation to increase the level of accuracy and reader comprehension.

In our interpretation projects we offer services of simultaneous interpretation in such fields as tourism, business, trials, conferences, marketing, and classroom settings.

Our revenue is earned by charging a fee for our services.  We may also receive commissions from other translation/interpretation companies to which we will refer our potential clients.  We are currently developing a website (www.kolasco.com/) which will include our contact info, pricing and detailed description of our services.  The website will allow our clients to review our services and place translation or interpretation orders online.  To date, we have developed our business plan, purchased a translation program, registered a domain name for our new website and completed a translation project for our first client.

Our principal executive office is located at 1005-63 Callowhill Dr., Toronto, ON, M9R 3L6.  Our telephone number is (416) 249 0334, and our registered agent for service of process is the Incorp Services, Inc, located at 2360 Corporate Circle Ste 400, Henderson, Nevada, 89074-7722.  We were incorporated in the State of Nevada on December 28, 2010.  Our fiscal year end is November 30.

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The Offering:

Securities Being Offered	Up to 48,000,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at $0.03 per share. Sales price for the duration of the offering from the selling shareholders will be fixed for the duration of the offering.  We determined this offering price arbitrarily by adding a $0.01 premium to the last sale price of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 48,000,000 shares of common stock have been sold, the shares no longer need to be registered or to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.

Securities Issued And to be Issued

48,000,000 shares of our common stock to be sold in this prospectus are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
OTC Bulletin Board Symbol	KLSC

6

Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	February 28, 2014	As of November 30, 2013
Balance Sheet
Total Assets	$3,955	$6,734
Total Liabilities	$27,888	$27,888
Stockholders’ Equity (Deficit)	$(23,758)	$(21,154)
	For the three months ended February 28, 2014	Period from December 28, 2010 (date of inception) to February 28, 2014
Income Statement
Revenue	$-	$800
Total Operating Expenses	$2,604	$46,558
Net Loss	$(2,604)	$(45,758)

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RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

While at February 28, 2014, we had cash on hand of $3,955 we have accumulated a deficit of $45,758 in business development and administrative expenses.  At this rate, we expect that we will only be able to continue operations for one year without additional funding.  We anticipate that additional funding will be needed for general administrative expenses and marketing costs. We have generated $800 in revenue from operations to date.

In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.

These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our director.

WE LACK AN OPERATING HISTORY AND HAVE NOT GENERATED ANY PROFITS TO DATE.  THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES.  IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS.

We were incorporated in December 2010 and we have not started our proposed business operations.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our net loss since inception to February 28, 2014 is $45,758 of which was for general and administrative expenses offset by $800 of revenue.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by attracting enough customers who will use our services.  We cannot guarantee that we will be successful in generating revenues and profit in the future.  Failure to generate revenues and profit will cause us to suspend or cease operations.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Mr. Ogir intends to devote 20% to 25% of his business time to our affairs at the beginning and has agreed to devote more of his time to our business matters when it will be required - when our operations expand.  Because our president, will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

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BECAUSE WE HAVE ONLY TWO OFFICERS AND ONE DIRECTOR WHO MAY HAVE NOT ENOUGH EXPERIENCE AND FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

We have only two officers and one director. They have no formal training in financial accounting and management; however, our director is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls. While Mr. Ogir has no formal training in financial accounting matters, he has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment. However, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors. In addition, Mykola Ogir has no professional training in all languages involved in our business. As a result, he may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified consultants. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We have incurred losses since our inception resulting in an accumulated deficit of $45,758 at February 28, 2014.  Further losses are anticipated in the development of our business.  As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We will require additional funds in order to provide proper service to our potential clients. At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing, we will have to delay or abandon further consulting efforts. If we cannot raise financing to meet our obligations, we will be insolvent and will be forced to cease our business operations.

BECAUSE OUR DIRECTOR OWNS 55.6% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, HE CAN MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our director, Mykola Ogir, own approximately 55.6% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  He will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

IF MYKOLA OGIR, OUR OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER. THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our officer and director Mykola Ogir for the future success of our business. The loss of the services of Mr. Ogir could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment. We do not carry any key personnel life insurance policies on Mr. Ogir and we do not have a contract for his services.

9

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our offices and director are non-U.S. residents. Consequently, it may be difficult for investors to affect service of process on Mr. Ogir in the United States and to enforce in the United States judgments obtained in United States courts against Mr. Ogir based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside of U.S., it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

OUR BUSINESS CAN BE EFFECTED BY CURRENCY RATE FLUCTUATIONS AS WE MAY RECEIVE PAYMENTS AND INCUR EXPENSES IN FOREIGN CURRENCY.

We will receive some of our earnings in US currency. However, some of our clients may pay us in foreign currency. Also, as our operations are based in Canada, some of our expenses will bed be incurred in Canadian dollars. If we are not able to successfully protect ourselves against currency fluctuations, then our profits will also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK' RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

10

WHEN OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE WILL FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

As of the date of this Registration Statement, our common stock has not yet traded on the Over-the-Counter Bulletin Board. When our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock:

i.

disappointing results from our discovery or development efforts;

ii.

failure to meet our revenue or profit goals or operating budget;

iii.

decline in demand for our common stock;

iv.

downward revisions in securities analysts' estimates or changes in general market conditions;

v.

technological innovations by competitors or in competing technologies;

vi.

lack of funding generated for operations;

vii.

investor perception of our industry or our prospects; and

viii.

general economic trends.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors' shares.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment in us.

OUR FINANCIAL STATEMENTS MAY NOT BE COMPARABLE TO COMPANIES THAT COMPLY WITH PUBLIC COMPANY EFFECTIVE DATES.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1). This election will allow us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.03 per share. Sales price for the duration of the offering from the selling shareholders will be fixed for the duration of the offering. We determined this offering price arbitrarily, by adding a $0.01 premium to the last sale price of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

Dilution

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 48,000,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933. All shares were acquired outside of the United States by non-U.S. persons. The shares include the following:

48,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on February 9, 2012.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.

the number of shares owned by each prior to this offering;

2.

the total number of shares that are to be offered for each;

3.

the total number of shares that will be owned by each upon completion of the offering; and

4.

the percentage owned by each upon completion of the offering.

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Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Andrii Chornyi	2,400,000	2,400,000	Nil	Nil
Oleg Zhukovskyi	2,400,000	2,400,000	Nil	Nil
Yuriy Turchynskyy	2,250,000	2,250,000	Nil	Nil
Olga Prokhorova	2,400,000	2,400,000	Nil	Nil
Leo Ronin	2,400,000	2,400,000	Nil	Nil
Iryna Ronin	2,400,000	2,400,000	Nil	Nil
Volodymyr Gordiychuk	2,400,000	2,400,000	Nil	Nil
Oksana Oleksenko	2,400,000	2,400,000	Nil	Nil
Oleksandr Oleksenko	2,400,000	2,400,000	Nil	Nil
Leonid Novokhatko	2,400,000	2,400,000	Nil	Nil
Nataliia Katerynenko	2,400,000	2,400,000	Nil	Nil
Liliya Kuzmina	2,400,000	2,400,000	Nil	Nil
Sergii Kuzmin	2,400,000	2,400,000	Nil	Nil
Svitlana Kozhemiako	2,400,000	2,400,000	Nil	Nil
Galyna Verbovenko	2,400,000	2,400,000	Nil	Nil
Samina Saqlain	1,200,000	1,200,000	Nil	Nil
Syed Hussainie	1,200,000	1,200,000	Nil	Nil
Arshad Nazir	1,200,000	1,200,000	Nil	Nil
Iolana Rakova	1,200,000	1,200,000	Nil	Nil
Ivan I. Vansovskyi	1,200,000	1,200,000	Nil	Nil
Ivan S. Vansovskyi	1,200,000	1,200,000	Nil	Nil
Radmila Sdvihantseva	1,200,000	1,200,000	Nil	Nil
Nadiya Vashchenko	1,200,000	1,200,000	Nil	Nil
Viktoriya Zhukovska	1,200,000	1,200,000	Nil	Nil
Oleksadnr Semenenko	1,200,000	1,200,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 108,000,000 shares of common stock issued and outstanding on the date of this prospectus.

None of the selling shareholders:

1.

has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

has ever been one of our officers or directors;

3.

is a broker-dealer; or a broker-dealer's affiliate.

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Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.03 per share. Sales price for the duration of the offering from the selling shareholders will be fixed for the duration of the offering. We determined this offering price arbitrarily. There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders are deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

-

a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

-     a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

-

a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

-

a toll-free telephone number for inquiries on disciplinary actions;

-

a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

-

such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

-

bid and offer quotations for the penny stock;

-

the compensation of the broker-dealer and its salesperson in the transaction;

-

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Description Of Securities

General

Our authorized capital stock consists of 200,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of June 4, 2014, there were 108,000,000 shares of our common stock issued and outstanding that are held by 26 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

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Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Stepp Law Corporation has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by KLJ & Associates, LLP and Sadler, Gibb & Associates, Certified Public Accountants to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description Of Business

Products/Services

We offer our clients translation and interpretation services in various fields, such as business, economics, marketing, advertising and science issues. Initially, we will concentrate our services in the following four languages:

Supported Languages:

* English to Spanish: Spanish to English
* English to Russian: Russian to English
* English to Ukrainian: Ukrainian to English
* Spanish to Russian: Russian to Spanish
* Spanish to Ukrainian: Ukrainian to Spanish
* Ukrainian to Russian: Russian to Ukrainian

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However, if we are presented with a job outside of our language expertise, we plan to outsource it to other translation experts.  We have not yet entered in negotiations, executed written agreements, and have not secured these relationships.

As our business expands we are going to add the following languages to our "in-house services":

* English to Italian: Italian to English
* English to Portuguese: Portuguese to English
* English to German: German to English
* English to France: France to English
* English to Japanese: Japanese to English
* English to Simplified Chinese* English to Traditional Chinese

Translation

In our translation projects we combine Human Translation and Machine Translation.

Human translation will be done initially by our director, Mr. Ogir. As our business expands, we plan to hire additional translation experts. They will be selected based on their knowledge of multiple languages as well as their experience in the translation industry.

- For machine translation we have purchased and will use MT PROMPT SYSTEM PR90PROFEGIGBS 9.0 software

PROMPT (www.prompt.com) is a provider of automated translation software, with offices in US, Germany and Russia.

Most programs that claim to provide "Machine Translation" are really just performing a word-by-word dictionary lookup and replacement. On the other hand, PROMPT software, according to their website (www.prompt.com), analyzes sentences based on the grammar rules and translates the words and phrases in the context of the original document.

PROMPT has a high level of accuracy and reader comprehension, however, it is not perfect since computers don't yet possess "life knowledge". For example, a computer doesn't know that: "dusting" a field means putting dust on it, while "dusting" a table means taking dust off of it. In a language other than English, the translation for "drive" is probably different depending on whether one is driving a golf ball or a car, and a computer can easily get it wrong. This is why we are backing up machine translation by custom tailored human translation. Human Translation service - or a Human-Edited translation service - is more desirable when accuracy and quality is important.

Machine Translation is instant and is therefore ideal for many purposes where human translation is not available.  Machine Translation is used for rapid, draft-quality translations that provide individuals and professionals with the "gist" of foreign language documents such as 2-way email, web pages and correspondence. A "gisted" translation allows readers to understand the meaning of the original document and determine its relevance to themselves or their business.

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2-Way Email Translation

Many email translation solutions are often restricted to one-way communication.  We are going to act as the translation engine, through which our client emails passes on the way to and from overseas correspondents.

Interpretation.

We provide the facilitation of dialogue between parties using different languages - interpretation for events such as conferences, workshops, courses and business meetings. Our service includes Representative Call, Live Interpretation Call and On-Site Interpretation.

Representative Call

Prior to "Representative Call", our client will leave his/her message in language which has to be translated. We will then translate the message and make the call on behalf of our client in desired language. The client will be contacted immediately after the conclusion of the call with the results of the conversation.

Live Interpretation Call

During Live Interpretation, we will assist during a telephone call of our client and another party. Our interpreter will listen and simultaneously translate the dialogue of each party.

On-Site Interpretation Services

We provide on-site interpretation services for any of the following situations:

* Business negotiations* Depositions* Trials* Conferences* Teleconferences* Classroom settings

Marketing Our Services

Our plan in the next 12 months is to conclude referral agreements with various tourist organizations and travel agencies in order to market our services to their clients. We have not yet entered in negotiations, executed written agreements, and have not secured these relationships. We have started to research and collect information about these companies.

We also plan to advertise our services in travel brochures and newspapers as well as by sending out regular e-letters and special promotions to our new and existing clients.

Contract For Translation Services

We have executed a Contract for Translation Services with Eastern European Company Apikosmetic Ltd based in Kiev, Ukraine (www.apic.com.ua). This company is in Cosmetic product distributor and is in a process of expanding its target market to Europe and North America. Under the terms of the agreement we will provide Apikosmetic with translation and interpretation service from Ukrainian and Russian into English and vice versa.  Other material terms of the agreement are as follows:

1.

Client shall pay translator at the rate of $0.15 USD per word for translation plus $35 USD per hour for revision.

2.     Payment is due within 30 days since invoice issue date.

3.

The source and target language materials do not become the property of the translator, but the translator has the right to retain file copies of the materials upon completion of the work.

4.

All knowledge and information acquired during the term of this Contract with respect to the business and products of the client will be treated by translator as confidential until and unless stipulated by client.

5.

This contract can be modified orally or in writing by agreement of both parties.

6.

Either party may terminate this contract by giving a 30 days notice in writing.

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Website Marketing Strategy

We plan to develop a website to market and display our services. To accomplish this, we plan to contract an independent web designing company. Our website will describe our services in detail, show our contact information, and include some general information and description of our services.

We intend to promote our website by displaying it on our business cards. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines and advertising on related websites.

Revenue

The company's revenue comes from fees we charge our clients for translation/interpretation services. We charge our clients translation fee at rate of $ 0.15 USD per word for translation plus $35.00 USD per hour for revision for Human translation. The fee for Machine translation will vary from $0.01 to $0.1 per word depending on source content plus $35 per hour for revision if apply.

Representative Calls and Live Interpretations have a base rate of $1.5 per minute plus country surcharge per minute. Examples: an interpretation call from Europe to US would cost $1.5 per minute basic + $0.3 per minute surcharge = $1.8 per minute total; a call between Canada and Argentina would cost $1.5 per minute basic + $0.5 per minute surcharge = $2.0 per minute total.

We may also receive commission from other translation/interpretation companies to which we will refer our clients. The commission may range from 10% to 15% of the total amount paid by our clients.

Competition

The translation/interpretation service market is highly competitive. We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases and working history. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification Of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our officers and director. We intend to hire additional employees on an as needed basis.

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Offices

Our offices are located at 1005-63 Callowhill Dr., Toronto, ON, M9R 3L6. Canada. Our telephone number is (416) 249 0334. This is the office of our President, Mykola Ogir. We do not pay any rent to Mr. Ogir and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office site.

Employees

We are a development stage company and we have no employees as of the date of this prospectus, other than our officers and director.

Research And Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 2360 Corporate Circle STE 400, Henderson, Nevada 89074-7722.

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Market For Common Equity And Related Stockholder Matters

No Public Market For Common Stock

There is a limited public market for our common shares.  Our common shares are quoted on the OTC Bulletin Board under the symbol “KLSC”.  Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects.  We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed or traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Our common stock became eligible for quotation on the OTC Bulletin Board on January 1, 2013.  As of November 27, 2013 no shares have traded on the OTCBB.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 27 registered shareholders.

Rule 144 Shares

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

  1% of the total number of securities of the same class then outstanding, which will equal 1,080,000  shares as of the date of this prospectus; or
  the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;
  provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

Currently, we are a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended and Rule 144 is not available for the resale of securities issued by any issuer that is or has been at any time previously a shell company unless the following conditions have been met:

  the issuer of the securities that was formerly a shell company has ceased to be a shell company;
  the issuer of the securities that was formerly a shell company has ceased to be a shell company;
  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
  the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
  at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this prospectus none of our shares are eligible for resale pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

 we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

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Plan Of Operation

We will rely on our president's educational background and work experience in translation industry to services our clients and to develop our business. As our business expands, we may hire additional representatives and translation/interpretation consultants.  In the next 12 months, we plan to seek new clients and execute agreements with them with view of providing translation services. Advertising will be an ongoing activity throughout the lifetime of our operations, it includes: Printing, fliers, and placing online advertisements. We also plan to purchase additional programs to expand the range of of translation services offered. In the next 12 months, we plan to hire 1-2 interpretation representatives to help us serve our clients.  The number of representatives and consultants will depend on our level of business activity.  Their salary will be commission based.

We expect to incur the following costs in the next 12 months in connections with our business operations:

Marketing Costs:

$10,000

General Administrative Costs:

$8,000

In addition, we anticipate spending an additional $15,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $33,000.

We may need to raise additional financing to cover our budgeted expenses in the next twelve months if we are unable to generate sufficient revenue.  If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations. At the present time, we have not received any confirmation from any party of their willingness to loan or invest funds to the company but will seek funding advances from sources such as our officers and director or from sale of our common stock.

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Results of Operations for the Year Ending November 30, 2013

Revenues

We have not generated any revenues for the year ended November 30, 2013.

Expenses

We have incurred total operating expenses of $25,711 for the year ended November 30, 2013.  These expenses were comprised of general and administrative expenses.

Liquidity and Capital Resources

As at November 30, 2013, we had total current assets of $6,474 comprisingof cash at hand.  As of November 30, 2013, we had a working capital deficit of $21,414.

Cash Used in Operating Activities

Cash used in operating activities was $25,371 for the year ended November 30, 2013.

Cash from Financing Activities

We have not raised any cash from financing activities for the year ended November 30, 2013.

Results of Operations for the Period from December 28, 2010 (Inception) through November 30, 2013

Revenues

We have earned revenues of $800 from inception through November 30, 2013.

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Expenses

We have incurred total operating expenses of $43,954.  These expenses were comprised of general and administrative expenses.

Cash Used in Operating Activities

Cash used in operating activities was $42,389 for the period from inception through November 30, 2013.

Cash flows from Investing Activites

Cash used to purchase equipment was $1,025.

Cash from Financing Activities

Cash received from financing activities was $49,888 for the period from inception through November 30, 2013.

Results of Operations for the Three months ended February 28, 2014

Revenues

We have not generated any revenues for the three months ended February 28, 2014.

Expenses

We have incurred total operating expenses of $2,604.  These expenses were comprised of $85 in depreciation expense, $19 in general and administrative fees, and $2.500 in professional fees.

Cash Used In Operating Activities

Cash used in operating activities was $2,519 for the three months ended February 28, 2014.

Cash from Financing Activities

Cash received from financing activities was $nil for the three months ended February 28, 2014.

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Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and director and his age as of the date of this prospectus is as follows:

Director:

       Name of Director

           Age

Mykola Ogir

59

Executive Officer:

       Name of Officer

          Age

            Office

Mykola Ogir                                                    59

President, Chief Executive Officer, Secretary,

Chief Financial Officer, Principal Accounting Officer

Oksana Oleksenko                                           35

Treasurer

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Biographical Information

Set forth below as a brief background and business experience description of our President for last five years.

Since the very inception on December 28, 2010, Mykola Ogir. has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer. Mr. Ogir resigned as our Treasurer on July 23, 2012. He was chosen for this position in part because of his multilingual work experience. His previous practical work and background were closely connected with provision of translation and interpretation services.

Since 2006 to present Mr. Ogir has been working for Canadian Immigration Holding Centre as immigration security officer. His duties include escorting and attending detainees and interpretations for courts, refugees, and police emergency needs.

From 2004 to 2006 Mr. Ogir worked in capacity of translator and/or interpreter in Toronto - located Domar and Tours Ltd., preparing papers, developing contacts and tours for Spanish, Polish, Ukrainian, Russian, Italian, Portuguese speaking communities.  Mr. Ogir holds Bachelor's and Master's degree in foreign languages.

Mr. Ogir is Ukrainian and Russian native speaker and holds Bachelor's and Master's degree in foreign languages. In 1977 he graduated from permanent guide-interpreters courses under the Council Of Ministers of the USSR on Spanish and English Programs. In 1981 he graduated from People's University of Technical Progress in Kiev, Ukraine. Faculty: Scientific and Technical Translation. Department: English, Spanish, Russian and Ukrainian Translation.

Effective July 23, 2012, Mykola Ogir resigned as treasurer of the Company. As such, we have appointed Oksana Oleksenko as treasurer to the Company.

In 2000 Oksana Oleksenko graduated with Bachelor's degree from Topographical Collage, Kiev, Ukraine and in 2005 she graduated with Master's degree from University of Management and Information, Kiev, Ukraine. From 2005 to present she has been working as an Engineer to Maksimus Construction Inc in Kiev, Ukraine.

Mr. Ogir and Mrs. Oleksenko have not been a member of the board of directors of any corporations during the last five years. During the past five years, Mr. Ogir and Mrs. Oleksenko have not been the subject to any of the following events:

1.

Any bankruptcy petition filed by or against any business of which Mr. Ogir & Mrs. Oleksenko were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.

 Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Mykola Ogir's & Mrs. Oksana Oleksenko's involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

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Term of Office

Our officers and director are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Significant Employees

We have no significant employees other than our officers and director.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on December 28, 2010 to November 30, 2013 (our fiscal year-end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
NameandPrincipalPosition	Year	Salary($)	Bonus($)	StockAwards($)(1)	OptionAwards($)(1)	Non-EquityIncentivePlanCompensation($)	Change inPensionValue andNonqualifiedDeferredCompensationEarnings($)	AllOtherCompens-ation($)	Total($)
Mykola Ogir, President, CEO, Secretary, Treasurer, CFO, Principal Accounting Officer and Director	2013	None	None	None	None	None	None	None	None
	2012	None	None	None	None	None	None	None	None
Oksana Oleksenko, Treasurer	2013	None	None	None	None	None	None	None	None
	2012	None	None	None	None	None	None	None	None

Stock Option Grants

We have not granted any stock options to our executive officers since our inception.

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Consulting Agreements

We do not have an employment or consulting agreement with Mykola Ogir and Oksana Oleksenko. We do not pay them for acting as a director or officer.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at November 30, 2013 .  Except as otherwise indicated, all shares are owned directly.

Shareholders	Number of Shares	Percentage
Mykola Ogir President, CEO, Chief Financial Officer, Secretary, Treasurer, Chief Accounting Officer and Director	60,000,000	55.6%
Oksana Oleksenko Treasurer	2,400,000	2.2%

The percent of class is based on 108,000,000 shares of common stock issued and outstanding as of the date of this prospectus.

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Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

* Any of our directors or officers;* Any person proposed as a nominee for election as a director;* Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

* Our promoter, Mykola Ogir;

* Any relative or spouse of any of the foregoing persons who has the same house as such person;* Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Disclosure Of Commission Position Of Indemnification ForSecurities Act Liabilities

Our officers and director are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

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Financial Statements

30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
and Stockholders Kolasco Corp.

We have audited the accompanying balance sheet of Kolasco Corp. as of  November 30, 2013 and 2012 and the related statements of operations, stockholders’ equity, and cash flows for the years ended November 30, 2013 and 2012 and for the period December 28, 2010 (inception) through November 30, 2013. Kolasco Corp’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kolasco Corp. as of November 30, 2013 and 2012, and the results of its operations and its cash flows for years ended November 30, 2013 and 2012 and the period December 28, 2010 (inception) through November 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had accumulated deficit of $43,154 as of November 30, 2013, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KLJ & Associates, LLP KLJ & Associates, LLP
Schaumburg, Illinois
February 27, 2014

1660 Highway 100 South Suite 500

St. Louis Park, MN 55416

630.277.2330

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KOLASCO CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS
ASSETS	November 30, 2013	November 30, 2012

Current Assets
Cash	$6,474	4,930

Total Current Assets	6,474	4,930

Fixed Assets
Furniture and Equipment	260	600
Total Fixed Assets	260	600

Total Assets	$6,734	5,530

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Liabilities
Current Liabilities
Notes Payable – Related Party	$27,888	973

Total Liabilities	27,888	973

Stockholders’ Equity (Deficit)
Common Stock, $0.001 par value, 200,000,000 shares authorized; 108,000,000 shares issued and outstanding	3,600	3,600
Additional paid-in capital	18,400	18,400
Deficit accumulated during the development stage	(43,154)	(17,443)

Total Stockholders’ Equity (Deficit)	(21,154)	4,557

Total Liabilities and Stockholders’ Equity (Deficit)	$6,734	5,530

The accompanying notes are an integral part of these financial statements.

F-1

KOLASCO CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS FOR THE PERIODS YEARD ENDED NOVEMBER 30, 2013 AND 2012 AND FROM DECEMBER 28, 2010 (INCEPTION) THROUGH NOVEMBER 30, 2013
	Year ended November 30, 2013	Year ended November 30, 2012	Period from December 28, 2010 (Inception) to November 30, 2013

REVENUES	$-	-	800

OPERATING EXPENSES
General and Administrative	25,711	16,909	43,954
TOTAL OPERATING EXPENSES	25,711	16,909	43,954

LOSS FROM OPERATIONS	(25,711)	(16,909)	(43,154)

PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$(25,711)	(16,909)	(43,154)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	108,000,000	108,000,000

The accompanying notes are an integral part of these financial statements.

F-2

KOLASCO CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) FROM DECEMBER 28, 2010 (INCEPTION) TO NOVEMBER 30, 2013
	Common Stock Shares Amount		Additional Paid-In Capital	Deficit Accumulated during the Development Stage	Total Stockholders’ Equity (Deficit)

Inception, December 28, 2010	-	-	-	-	-

Founders’ shares issued for cash at $0.001 per share	60,000,000	2,000	-	-	2,000

Common stock issued for cash at $0.01 per share	48,000,000	1,600	18,400	-	20,000

Net loss for the period ended November 30, 2011	-	-	-	(534)	(534)

Balance November 30, 2011	108,000,00	3,6000	18,400	(534)	21,466

Net loss for the year ended November 30, 2012	-	-	-	(16,909)	(16,909)

Balance, November 30, 2012	108,000,00	3,600	18,400	(17,443)	4,557

Net loss for the year ended November 30, 2013	-	-	-	(25,711)	(25,711)

Balance, November 30, 2013	108,000,00	3,600	18,400	(43,154)	(21,154)

The accompanying notes are an integral part of these financial statements.

F-3

KOLASCO CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS YEAR ENDED NOVEMBER 30, 2013 AND 2012 AND FROM DECEMBER 28, 2010 (INCEPTION) THROUGH NOVEMBER 30, 2013
	Year ended November 30, 2013	Year ended November 30, 2012	Period from December 28, 2010 (inception) through November 30, 2013
Cash flows from operating activities:
Net loss	$(25,711)	(16,909)	(43,154)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	340	425	765
Changes in assets and liabilities:
Increase (decrease) in accrued expenses	-	-	-

Net cash used in operating activities	(25,371)	(16,484)	(42,389)

Cash flows from investing activities:
Purchase of furniture and equipment	-	-	(1,025)

Net cash used in investing activities	-	-	(1,025)

Cash flows from financing activities:
Proceeds from sale of common stock	-	-	22,000
Proceeds from notes payable – related party	26,915	-	27,888

Net cash provided by financing activities	26,915	-	49,888

Net increase (decrease) in cash	1,544	(16,484)	6,474

Cash, beginning of the period	4,930	21,414	-
Cash, end of the period	$6,474	4,930	6,474

Supplemental disclosures of cash flow information
Cash paid for:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

F-4

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Kolasco Corp. (the "Company" or “Kolasco”) was incorporated under the laws of the State of Nevada on December 28, 2010.   The Company performs translation and interpretation services for clients from various fields ranging from business, economics, and science fields. All operating projects are customer tailored with four working languages: English, Spanish, Russian, and Ukrainian.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies under ASC 915. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with generally accepted accounting principles in the United States.  The Company has elected a November 30 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $6,464 and $4,930 of cash as of November 30, 2013 and 2012, respectively.

Property and Equipment

Property and equipment is recorded at cost less accumulated depreciation.  Depreciation and amortization is calculated using the straight-line method over the expected useful life of the asset, after the asset is placed in service. The Company generally uses the following depreciable lives for its major classifications of property and equipment:

Assets	Estimated Useful Life
Software	3 Years

Valuation of Long-Lived Assets

Long-lived tangible assets and definite-lived intangible assets are reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company uses an estimate of undiscounted future net cash flows of the assets over the remaining useful lives in determining whether the carrying value of the assets is recoverable. If the carrying values of the assets exceed the expected future cash flows of the assets, the Company recognizes an impairment loss equal to the difference between the carrying values of the assets and their estimated fair values. Impairment of long-lived assets is assessed at the lowest levels for which there are identifiable cash flows that are independent from other groups of assets. The evaluation of long-lived assets requires the Company to use estimates of future cash flows. However, actual cash flows may differ from the estimated future cash flows used in these impairment tests. As of November 30, 2013 and 2012, management does not believe any of the Company’s long-lived assets were impaired.

Fair Value of Financial Instruments

In accordance with ASC 820, the Company’s financial instruments consist of cash and cash equivalents and amounts due to related parties. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

F-5

KOLASCO CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

Income Taxes

The Company accounts for income taxes under the asset/liability method. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

In July, 2006, the FASB issued ASC 740,  “Accounting for Uncertainty in Income Taxes” , which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a return. ASC 740 provides guidance on the measurement, recognition, classification and disclosure of tax positions, along with accounting for the related interest and penalties.  Under this pronouncement, the Company recognizes the financial statement benefit of a tax position only after determining that a position would more likely than not be sustained based upon its technical merit if challenged by the relevant taxing authority and taken by management to the court of the last resort. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon settlement with the relevant tax authority. ASC 740 became effective for the Company as of July 1, 2008 and had no material impact on the Company’s financial statements.

The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties on unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. The Company has not recorded any interest and penalties since its inception.

The Company files income tax returns in the U.S. federal tax jurisdiction and various state tax jurisdictions. The tax years for 2013 and 2012 remain open for federal and/or state tax jurisdictions. The Company is currently not under examination by any other tax jurisdictions for any tax years.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of November 30, 2013 and 2012.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

F-6

KOLASCO CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

NOTE 3 – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing mergers with existing operating companies.  However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – NOTES PAYABLE - RELATED PARTY

The loan is unsecured, non-interest bearing and due on demand. The balance due to the shareholder was $27,888 as of November 30, 2013 and $973 as of November 30, 2012.

NOTE 5 – COMMON STOCK

On April 20, 2011, the Company issued 2,000,000 shares (60,000,000 post split shares) of common stock to the Company’s founder for cash proceeds of $2,000 at $0.001 per share.

On August 20, 2011, the Company issued 1,200,000 shares (36,000,000 post split shares) of common stock for cash proceeds of $12,000 at $0.01 per share.

On November 30, 2011, the Company issued 400,000 shares  (12,000,000 post split shares) shares of common stock for cash proceeds of $8,000 at $0.02 per share.

On October 2, 2013 the Company received approval from FINRA to affect a thirty-to-one forward split. The statement of stockholders equity has been updated to reflect this change since inception.

The Company has 200,000,000, $0.001 par value shares of common stock authorized. There were 108,000,000 shares (post split) of common stock issued and outstanding as of November 30, 2013 and 2012.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

F-7

KOLASCO CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 7 – INCOME TAXES

As of November 30, 2013, the Company had net operating loss carry forwards of approximately $43,414 that may be available to reduce future years’ taxable income in varying amounts through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

	2013	2012
Federal income tax benefit attributable to:
Current Operations	$25,711	16,609
Less: valuation allowance	(25,711)	(16,609)
Net provision for Federal income taxes	$-	-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	2013	2012
Deferred tax asset attributable to:
Net operating loss carryover	$8,742	5,647
Less: valuation allowance	(8,742)	(5,647)
Net deferred tax asset	$-	-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $43,414 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855, the Company has analyzed its operations subsequent to November 30, 2013 through the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-8

KOLASCO CORP. (A DEVELOPMENT STAGE COMPANY) CONDENSED BALANCE SHEET
ASSETS	February 28, 2014 (unaudited)	November 30, 2013

Current Assets
Cash	$3,955	6,474

Total Current Assets	3,955	6,474

Fixed Assets
Property and Equipment, Net	175	260

Total Assets	$4,130	6,734

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Liabilities
Related party loan - shareholder	$27,888	27,888

Total Liabilities	27,888	27,888

Stockholders’ Equity (Deficit)
Common Stock, $0.001 par value, 200,000,000 shares authorized; 108,000,000 shares issued and outstanding, respectively	3,600	3,600
Additional paid-in capital	18,400	18,400
Deficit accumulated during the development stage	(45,758)	(43,154)

Total Stockholders’ Equity (Deficit)	(23,758)	(21,154)

Total Liabilities and Stockholders’ Equity (Deficit)	$4,130	6,734

The accompanying notes are an integral part of these condensed financial statements.

F-9

KOLASCO CORP.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended	Three months ended	Period from December 28, 2010 (inception) through
	February 28, 2014	February 28, 2013	February 28, 2014
Revenues	$-	-	800

Expenses
Depreciation expense	85	85	850
General and Administrative	19	407	2,807
Professional Fees	2,500	19,800	42,901

Total Expense	2,604	20,292	46,558

LOSS FROM OPERATIONS	(2,604)	(20,292)	(45,758)

INCOME TAX EXPENSE	-	-	-

NET LOSS	$(2,604)	(20,292)	(45,758)

Basic and diluted net loss per common share	$-	-	-

Weighted-average number of common shares outstanding	108,000,000	108,000,000

The accompanying notes are an integral part of these condensed financial statements.

F-10

KOLASCO CORP. (A DEVELOPMENT STAGE COMPANY) CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
	Three Months Ended February 28, 2014	Three Months Ended February 28, 2013	Period from December 28, 2010 (inception) to February 28, 2014
Cash flows from operating activities:
Net loss	$(2,604)	(20,292)	(45,758)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	85	85	850

Net cash used in operating activities	(2,519)	(20,207)	(44,908)

Cash flows from investing activities:
Purchase of property and equipment	-	-	(1,025)

Net cash used in investing activities	-	-	(1,025)

Cash flows from financing activities:
Proceeds from notes payable – related party	-	18,940	27,888
Common stock issued for cash	-	-	22,000

Net cash provided by financing activities	-	18,940	49,888

Net increase (decrease) in cash	(2,519)	(1,267)	3,955

Cash, beginning of the period	6,474	4,930	-
Cash, end of the period	$3,955	3,663	3,955

Supplemental disclosures of cash flow information
Cash paid for:
Interest	$-	-	-
Income Taxes	$-	-	-

The accompanying notes are an integral part of these condensed financial statements.

F-11

KOLASCO CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

FEBRUARY 28, 2014 (UNAUDITED)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Kolasco Corp. (the "Company" or “Kolasco”) was incorporated under the laws of the State of Nevada on December 28, 2010.  We are a development stage company. We are in the business of translation as well as interpretation. The company meets challenge of most demanding translation/interpretation project for various fields from business, economics, to science issues. All operating projects are customer tailored with four working languages: English, Spanish, Russian, and Ukrainian.

NOTE 2 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at February 28, 2014 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s November 30, 2011 audited financial statements.  The results of operations for the periods ended February 28, 2014 and 2013 are not necessarily indicative of the operating results for the full years.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  The Company has had minimal historical revenues and currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a November 30 fiscal year end.

F-12

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $6,474 of cash as of November 30, 2013 and $3,955 of cash as of February 28, 2014.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided persuasive evidence of an arrangement exists, price is fixed or determinal and collection is reasonably assured. The Company did not recognize any revenue during the three months ended February 28, 2014 and February 28, 2013, respectively.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of February 28, 2014 and February 28, 2013, respectively..

Recent Accounting Pronouncements

Kolasco Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

F-13

NOTE 5 – RELATED PARTY LOAN - SHAREHOLDER

During the period from Inception to February 28, 2014, a shareholder loaned $27,888 to fund Company operations.  No additional funds were loaned to the Company during the period ended February 28, 2013, leaving an ending balance in related party payables of $27,888.  The loan is unsecured, non-interest bearing and is due on demand.

NOTE 6 –COMMON STOCK

On April 20, 2011, the Company issued 2,000,000 shares (60,000,000 post split shares) of common stock to the Company’s founder for cash proceeds of $2,000 at $0.001 per share.

On August 20, 2011, the Company issued 1,200,000 shares (36,000,000 post split shares) of common stock for cash proceeds of $12,000 at $0.01 per share.

On November 30, 2011, the Company issued 400,000 shares  (12,000,000 post split shares) shares of common stock for cash proceeds of $8,000 at $0.02 per share.

On October 2, 2013 the Company received approval from FINRA to affect a thirty-to-one forward split. The statement of stockholders equity has been updated to reflect this change since inception.

The Company has 200,000,000, $0.001 par value shares of common stock authorized. There were 108,000,000 shares (post split) of common stock issued and outstanding as of February 28, 2014 and 2013.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to February 28, 2014 through to date this report was issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-14

PART II

Information Not Required In The Prospectus

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$5.50
Transfer Agent Fees	$4,500.00
Accounting Fees & Expenses	$4,000.00
Legal Fees & Expenses	$3,000.00
Edgar Filing Fees	$500.00
Total	$12,005.50

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

Indemnification Of Directors And Officers

Our officers and director are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3) a transaction from which the director derived an improper personal profit; and
(4) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1) such indemnification is expressly required to be made by law;
(2) the proceeding was authorized by our Board of Directors;
(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4) such indemnification is required to be made pursuant to the bylaws.

33

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales Of Unregistered Securities

We issued 2,000,000 shares of our common stock to Mykola Ogir on April 17, 2011. Mr. Ogir is our President, Chief Executive Officer, Secretary and our director. She acquired these 2,000,000 shares at a price of $0.001 per share for total proceeds to us of $2,000.00.

These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act").

We completed an offering of 2,000,000 shares of our common stock at a price of $0.001 per share to the following purchaser on April 17, 2011:

Name of Subscriber Number of Shares Mykola Ogir 2,000,000

The total amount received from this offering was $2,000. We completed this offering pursuant to Regulation S of the Securities Act.

34

We completed an offering of 1,200,000 shares of our common stock at a price of $0.01 per share to the following 15 purchasers on August 20, 2011:

Name Of Subscriber	Number of Shares
Andrii Chornyi	80,000
Oleg Zhukovskyi	80,000
Yuriy Turchynskyy	80,000
Olga Prokhorova	80,000
Leo Ronin	80,000
Iryna Ronin	80,000
Volodymyr Gordiychuk	80,000
Oksana Oleksenko	80,000
Oleksandr Oleksenko	80,000
Leonid Novokhatko	80,000
Nataliia Katerynenko	80,000
Liliya Kuzmina	80,000
Sergii Kuzmin	80,000
Svitlana Kozhemiako	80,000
Galyna Verbovenko	80,000

The total amount received from this offering was $12,000.  We completed this offering pursuant to Regulation S of the Securities Act.

35

We completed an offering of 400,000 shares of our common stock at a price of $0.02 per share to the following 10 purchasers on November 30, 2011:

Name Of Subscriber	Number of Shares
Samina Saqlain	40,000
Syed Hussainie	40,000
Arshad Nazir	40,000
Iolana Rakova	40,000
Ivan I. Vansovskyi	40,000
Ivan S. Vansovskyi	40,000
Radmila Sdvihantseva	40,000
Nadiya Vashchenko	40,000
Viktoriya Zhukovska	40,000
Oleksadnr Semenenko	40,000

The total amount received from this offering was $8,000.  We completed this offering pursuant to Regulation S of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States. We also did not engage any distributors, any respective affiliates, nor did any other person on our behalf to make direct selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

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Exhibits

Exhibit
Number		Description

3.1	*	Articles of Incorporation
3.2	*	By-Laws
5.1	*	Legal Opinion of Stepp Law Corporation, with consent to use
10.1	*	Contract for Translation Services dated August 21, 2011
23.1		Consent of KLJ & Associates, LLP, Certified Public Accountants
23.2	*	Consent of Sadler, Gibb & Associates, Certified Public Accountants

*previously filed

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c)

 To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Province of Ontario, on June 6, 2014.

Kolasco Corp.

By:/s/ Mykola Ogir
         Mykola OgirPresident,
Chief Executive Officer,
Secretary, Principal Accounting Officer,
Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Mykola Ogir	President, Chief Executive	June 6, 2014
Mykola Ogir	Officer, Secretary,
Principal Accounting Officer,
Principal Financial Officer
and Director

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